Exhibit 10.3

AMENDMENT NO.2 TO

MANAGEMENT SERVICES AGREEMENT

DATED JULY 1, 2011, AS AMENDED

This Amendment No.2 (this “Amendment”) to Management Services Agreement dated July 1, 2011 (the “2011 MSA”), as amended by Amendment No.1 dated as of January 1, 2017 (together with the 2011 MSA, the “Amended MSA”), is entered into as of March 24, 2017 by and between Pulmonary Critical Care Management, Inc., a California corporation, and Los Angeles Lung Center, a California Medical Corporation.

1.	Section 1 of the 2011 MSA is amended by deleting subsections (a), (d), (e), (g), (h), (i), (k) and (l) in their entirety and reserving those subsections without use.

2.	Section 8 of the 2011 MSA is amended by deleting subsection (a) in its entirety and replacing it with the following:

“(a) Fee. In consideration of the services to the rendered by the Manager hereunder, Group shall pay Manager, each month, the sum of Six Thousand Five Hundred Dollars ($6,500.00) or such other amount as the parties may agree”.

3.	All other provisions of the Amended MSA shall remain in full force and effect.

4.	In the event of any conflict between the provisions of this Amendment and the Amended MSA, the provisions of this Amendment shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of March 24, 2017.

PULMONARY CRITICAL CARE MANAGEMENT, INC.

By	/s/ Warren Hosseinion, M.D.
Name:	Warren Hosseinion, M.D.
Title:	Chief Executive Officer

LOS ANGELES LUNG CENTER, A MEDICAL CORPORATION

By	/s/ Babak Abrishami, D.O.
Name:	Babak Abrishami, D.O.
Title:	President